Phillips Edison & Company Declares Monthly Dividend Distributions; Announces Results of Annual Meeting of Stockholders

CINCINNATI – May 1, 2025 – Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of high-quality, grocery-anchored neighborhood shopping centers, today announced that its Board of Directors declared monthly dividend distributions of $0.1025 per share of the Company’s common stock payable on June 3, 2025; July 1, 2025; and August 1, 2025 to stockholders of record as of May 16, 2025; June 16, 2025; and July 15, 2025, respectively.
Operating partnership unit holders receive distributions at the same rate as common stockholders, subject to the required tax withholding.
Earlier in the day, PECO held its annual meeting of stockholders in a virtual-only format. At the annual meeting, PECO’s stockholders elected all of PECO’s directors: Jeffrey S. Edison; Leslie T. Chao; Elizabeth O. Fischer; Devin I. Murphy; Stephen R. Quazzo; Jane E. Silfen; John A. Strong; Anthony E. Terry; Parilee E. Wang; and Gregory S. Wood, to its Board of Directors for one-year terms. Stockholders also approved a non-binding, advisory resolution on the compensation of PECO’s named executive officers and ratified the appointment of Deloitte & Touche LLP as PECO’s independent registered public accounting firm for 2025.
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About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of high-quality, grocery-anchored neighborhood shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of March 31, 2025, PECO managed 321 shopping centers, including 298 wholly-owned centers comprising 33.5 million square feet across 31 states and 23 shopping centers owned in three institutional joint ventures. PECO is focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.
PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Phillips Edison & Company, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-

looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, but are not limited to: (a) statements about the Company’s plans, strategies, initiatives, and prospects; (b) statements about the Company’s underwritten incremental yields; and (c) statements about the Company’s future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available shopping centers and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of the Company’s tenants, including, without limitation, their ability to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, pandemics or other health crises; (xvii) the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, the Company’s ability to do so at attractive prices or at all; and (xx) the impact of tariffs and global trade disruptions on the Company, its tenants, and consumers, including the impact on inflation, supply chains, and consumer sentiment. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2024 Annual Report on Form 10-K, filed with the SEC on February 11, 2025, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.
Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors
Kimberly Green, Head of Investor Relations
(513) 692-3399, kgreen@phillipsedison.com